Exhibit 99.1

NEWS RELEASE	Investor Relations 314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Reports Second Quarter 2022 Results

Delivers record net income for a third straight quarter

Achieves record coking coal realizations and gross coking coal margins

Announces a quarterly dividend of $118.7 million, or $6.00 per share

ST. LOUIS, July 28, 2022 – Arch Resources, Inc. (NYSE: ARCH) today reported net income of $407.6 million, or $19.30 per diluted share, in the second quarter of 2022, compared with net income of $27.9 million, or $1.66 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations (ARO), and non-operating expenses (“adjusted EBITDA”) 1 of $460.0 million in the second quarter of 2022, which included a $1.9 million non-cash mark-to-market loss associated with its coal-hedging activities. This compares to $66.5 million of adjusted EBITDA in the second quarter of 2021, which included an $8.8 million non-cash mark-to-market loss associated with its coal-hedging activities. Revenues totaled $1,133.4 million for the three months ended June 30, 2022, versus $450.4 million in the prior-year quarter.

In the second quarter of 2022, Arch made significant progress on numerous strategic priorities and objectives:

•	Delivered record net income for the third straight quarter
•	Achieved record coking coal realizations and gross coking coal margins
•	Reduced total indebtedness by $135.8 million, or 42.1 percent, resulting in a net positive cash position of $94.9 million
•	Reached the targeted funding level of $130.0 million – inclusive of a July payment of $30 million – for its recently established thermal mine reclamation fund
•	Deployed $280.7 million for dividends and convertible securities settlements under its recently relaunched capital return program, and
•	Declared a third quarter cash dividend of $118.7 million, or $6.00 per share, even with a $137.8 million build in the company’s receivables balance associated with a substantial increase in high-priced seaborne shipments in the quarter’s second half

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

1

“During the second quarter, the Arch team delivered another strong financial performance – with record net income, record coking coal realizations and record coking coal margins – despite continuing rail service challenges and isolated geologic issues in our core metallurgical segment,” said Paul A. Lang, Arch’s CEO and president. “In addition, Arch deployed a total of $280.7 million under its recently relaunched capital return program; further fortified the balance sheet via the repayment of $135.8 million of indebtedness; and contributed $90 million to the thermal mine reclamation fund – inclusive of a July payment – that increased total funding to $130.0 million, or 100 percent of the target level. In short, we are delivering on our clear, consistent and actionable plan for value creation by continuing to strengthen our financial position and reward our stockholders.”

“Based on the continuing strength in Arch’s operating performance and in keeping with the company’s recently adopted capital return formula, the board has declared a total quarterly dividend of $118.7 million, or $6.00 per share, which is equivalent to 50 percent of Arch’s second quarter discretionary cash flow,” Lang added. “We view this substantial dividend, in conjunction with the $8.11 per share dividend paid in the second quarter, as a clear indication of the board’s ongoing confidence in the company’s future outlook, and as compelling evidence of Arch’s significant and expanding cash-generating capabilities.”

Capital Allocation Model

In February 2022, Arch announced a new capital allocation model that includes the return to stockholders of 50 percent of the prior quarter's discretionary cash flow – defined as cash flow from operating activities minus capital expenditures and contributions to the thermal mine reclamation fund – via a variable quarterly cash dividend in conjunction with a fixed quarterly cash dividend.  The company plans to retain the remaining discretionary cash flow from the prior quarter for use in share buybacks, the repurchase of potentially dilutive securities, special dividends, and/or capital preservation.

Arch generated $268.2 million in cash flow from operating activities in the second quarter, despite a $137.8 million build in the company’s receivables balance associated with a substantial increase in high-priced seaborne shipments in the quarter’s second half. The second quarter dividend payment of $6.00 per share – which includes a fixed component of $0.25 per share and a variable component of $5.75 per share – is payable on September 15, 2022 to stockholders of record on August 31, 2022.

While the board is still evaluating the optimal use of the discretionary cash flow remaining after the announced cash dividend payment, it views share buybacks as an effective means of returning capital to stockholders and views Arch stock as an attractive investment option.

The Arch board recently increased the company’s authorization under its share repurchase program to $500.0 million.

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Financial and Liquidity Update

Arch ended the second quarter with cash and cash equivalents of $281.9 million and total liquidity of $349.7 million. As indicated, Arch repaid $135.8 million of its outstanding indebtedness during the second quarter, reducing its total debt outstanding to just $187.0 million and resulting in a net positive cash position of $94.9 million at quarter-end.

"We are pleased to deliver on our commitment to returning our discretionary cash flow to stockholders, even as we take steps to further fortify our balance sheet, fully fund our thermal mine reclamation fund, and simplify our capital structure via the settlement of a significant percentage of our convertible notes," said Matthew C. Giljum, Arch's chief financial officer. “Through these carefully structured efforts, we believe we are driving significant value for our stockholders while at the same time reducing the overall risk profile of the company and ensuring we have the financial flexibility to manage through future market downturns.”

Since the beginning of 2022, Arch has deployed approximately $403.2 million under its capital return program (inclusive of the just-announced third quarter dividend); reduced its total debt by an aggregate of $417.5 million, or approximately 70%; and used a total of $110.0 million to complete the cash pre-funding of its thermal mine reclamation fund.

Operational Update

“The Arch team generated strong margins in both our core metallurgical and legacy thermal segments during the second quarter despite ongoing rail service disruptions, mounting inflationary pressures, and isolated geologic issues in our coking coal portfolio,” said John T. Drexler, Arch’s chief operating officer. “Even with localized, tougher-than-expected cutting conditions in the second panel at Leer South, the metallurgical segment continued to build coking coal inventories during the quarter. With 1.1 million tons of high-value coking coal in our mine and port stockpiles at quarter-end and the expectation of much-improved geologic conditions at Leer South beginning in late August, we fully expect to capitalize on still-strong market conditions as rail service recovers.”

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	Metallurgical
	2Q22	1Q22	2Q21
Tons sold (in millions)	2.1	1.5	2.0
Coking	2.1	1.5	1.8
Thermal	0.1	0.1	0.2
Coal sales per ton sold	$286.40	$255.52	$89.71
Coking	$294.28	$269.54	$96.03
Thermal	$16.16	$28.10	$23.43
Cash cost per ton sold	$98.95	$88.04	$59.37
Cash margin per ton	$187.45	$167.48	$30.34

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Leer, Leer South, Beckley and Mountain Laurel.

Despite higher-than-anticipated unit costs related to localized geologic issues, higher sales-sensitive costs associated with a higher average selling price, and inflationary pressures on materials and supplies, the metallurgical segment generated record margins during the second quarter. Arch expects coking coal shipments to increase modestly in the third quarter when compared to second quarter levels, reflecting gradually improving but still hampered rail and logistical service levels, but has adjusted down full-year volume guidance to reflect ongoing challenges.

	Thermal
	2Q22	1Q22	2Q21
Tons sold (in millions)	17.8	18.2	15.2
Coal sales per ton sold	$19.62	$18.85	$13.50
Cash cost per ton sold	$14.48	$13.43	$10.88
Cash margin per ton	$5.14	$5.42	$2.62

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Black Thunder, Coal Creek and West Elk.

Despite a sequential stepdown in shipments during the second quarter, which is typically the weakest shipping period of the year in the Powder River Basin, as well as modest margin erosion, Arch’s legacy thermal segment again generated robust amounts of cash.

Strategic Plan for Legacy Thermal Assets

During the second quarter, Arch continued to deliver on its dual objectives of driving forward with an accelerated reclamation plan at its legacy thermal operations, while simultaneously harvesting cash from these assets. During the quarter, the legacy thermal segment delivered $93.3 million in segment-level adjusted EBITDA while expending just $4.6 million in capital. Over the past 23 quarters, Arch’s thermal operations have contributed just under $1.1 billion in segment-level adjusted EBITDA, while expending just $118.6 million in capital.

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Since the beginning of 2021, Arch has reduced the asset retirement obligation at its Powder River Basin operations by more than 20 percent to $151.2 million at June 30, 2022. As previously discussed, Arch has also created a thermal mine reclamation fund that it is using to pre-fund and defease the long-term mine closure and reclamation obligations of its Powder River Basin operations. Inclusive of a $60 million contribution to this fund in the second quarter and an incremental $30 million contribution earlier this month, the company has now reached its targeted funding level of $130 million, matching the asset retirement obligation at the Black Thunder mine. Arch expects future contributions to this fund to total $3 million to $5 million per quarter – consistent with projected future accretion related to its asset retirement obligation at Black Thunder – potentially offset by creditable reclamation work completed during any given period.

“Since establishing our thermal mine reclamation fund in the fourth quarter of 2021, we have moved quickly to build the fund’s balance to the targeted level of $130 million,” Giljum said. “In doing so, we have set the stage for strong, continued cash generation from these assets even as we move forward with winding them down over an extended timeframe in a careful and responsible manner.”

Market Update

While global metallurgical coal markets have softened considerably in recent weeks, coking coal prices remain at exceptionally strong levels in historic terms. Arch’s primary product, High-Vol A coking coal, is currently being assessed at $249 per metric ton on the U.S. East Coast. The principal driver behind the recent erosion in coking coal market dynamics, Arch believes, is slowing economic growth across most of the world, which is having the predictable knock-on effect on global steel markets. For the first six months of 2022, global hot metal production is down approximately 5.5 percent.

However, Arch sees other market dynamics that are acting to support global coking coal markets at present. The first of these is still-weak coking coal production and shipping levels globally.  Coking coal exports out of Australia – traditionally the source of more than 50 percent of seaborne coking coal supply – continue to undershoot already weak 2021 levels, with export volumes down approximately 5 million tons, or roughly 7 percent, year-to-date.  Additionally, the war in Ukraine threatens to trim Russian coking coal export levels, particularly once the EU’s ban on Russian coal imports take effect in a few weeks’ time. Elsewhere, U.S. and Canadian export levels are up only modestly year-to-date, despite exceptionally strong pricing levels through the year’s first half.

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Another potential support mechanism for the global coking coal market is a still strong international thermal market. The price for thermal coal in Australia is currently around $415 per metric ton, and the thermal price in northern Europe stands at approximately $390 per metric ton. As a result of that nearly unprecedented negative spread between metallurgical and thermal prices, Arch recently sold a vessel of its High-Vol B coking coal to a European thermal customer for delivery in the fourth quarter, at a price significantly above the U.S. East Coast metallurgical marks, and is actively exploring other such opportunities.

In addition, Arch continues to capitalize on exceptionally strong international thermal market conditions directly through the export of thermal volumes from its West Elk and – to a lesser extent – Black Thunder mines. While rail service remains a significant barrier to moving additional volumes to energy-short international customers, Arch still anticipates shipping an incremental 600,000 tons of West Elk coal and nearly 500,000 tons of Black Thunder coal into international markets in the second half of 2022, at exceptional price levels.

Looking Ahead

“With our greatly upgraded coking coal portfolio, Arch is exceptionally well-positioned to capitalize on still-constructive coking coal market dynamics, both in the near and longer term, while continuing to harvest robust amounts of cash from our increasingly de-risked legacy thermal segment,” said Lang. “Even with rail-related volume constraints, inflation-driven cost pressures, and lower-than-anticipated productivity rates, we expect to generate significant amounts of discretionary cash flow in the year’s second half, and to return this cash flow to stockholders according to the clearly articulated tenets of our recently established capital return formula.”

“Looking ahead, we fully expect our world-class metallurgical asset base, premium High-Vol A product slate, highly fortified financial position, top-tier marketing and logistics expertise, and industry-leading ESG performance to continue to differentiate Arch from its competitors and to drive exceptional value for our stakeholders.”

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	2022
	Tons			$ per ton
Sales Volume (in millions of tons)
Coking	8.2	-	8.6
Thermal	73.0	-	77.0
Total	81.2		85.6

Metallurgical (in millions of tons)
Committed, Priced Coking North American			0.7	$216.36
Committed, Unpriced Coking North American			0.2
Committed, Priced Coking Seaborne			3.6	$284.82
Committed, Unpriced Coking Seaborne			2.0
Total Committed Coking			6.5

Committed, Priced Thermal Byproduct			0.4	$23.48
Committed, Unpriced Thermal Byproduct			-
Total Committed Thermal Byproduct			0.4

Average Metallurgical Cash Cost				$86.00 - $92.00

Thermal (in millions of tons)
Committed, Priced			73.9	$18.57
Committed, Unpriced			1.4
Total Committed Thermal			75.3
Average Thermal Cash Cost				$13.25 - $13.95

Corporate (in $ millions)
D,D&A	$135.0	-	$140.0
ARO Accretion	$18.0	-	$21.0
S,G&A - cash	$73.0	-	$77.0
S,G&A - non-cash	$25.0	-	$28.0
Net Interest Expense	$17.0	-	$19.0
Capital Expenditures	$150.0	-	$160.0
Tax Provision (%)	Approximately 0%

Note: The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP Segment cash cost per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include transportation costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. In addition, the impact of hedging activity related to commodity purchases that do not receive hedge accounting and idle and administrative costs that are not included in a reportable segment are additional reconciling items for Segment cash cost per ton sold. Management is unable to predict without unreasonable efforts the impact of hedging activity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to forecast due to their inherent volatility. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a reportable segment are expected to be between $10 million and $20 million in 2022.

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Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and future plans, and often contain words such as “should,” “could,” “appears,” “estimates,” “projects,” “targets,” “expects,” “anticipates,” “intends,” “may,” “plans,” “predicts,” “believes,” “seeks,” “strives,” “will” or variations of such words or similar words. Actual results or outcomes may vary significantly, and adversely, from those anticipated due to many factors, including: impacts of the COVID-19 pandemic; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems; weather and natural disasters; the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; inflationary pressures and availability and price of mining and other industrial supplies; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; the loss of, or significant reduction in, purchases by our largest customers; disruptions in the supply of coal from third parties; risks related to our international growth; our relationships with, and other conditions affecting our customers and our ability to collect payments from our customers; the availability and cost of surety bonds, including potential collateral requirements; additional demands for credit support by third parties and decisions by banks, surety bond providers, or other counterparties to reduce or eliminate their exposure to the coal industry; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; losses as a result of certain marketing and asset optimization strategies; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; our ability to comply with the restrictions imposed by our term loan debt facility and other financing arrangements; our ability to service our outstanding indebtedness and raise funds necessary to repurchase our convertible notes for cash following a fundamental change or to pay any cash amounts due upon conversion; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage; governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters; our ability to obtain and renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations, and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us; risks related to tax legislation and our ability to use net operating losses and certain tax credits; and our ability to pay base or variable dividends in accordance with our announced capital return program. All forward-looking statements in this press release, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. These factors are not necessarily all of the important factors that could cause actual results or outcomes to vary significantly, and adversely, from those anticipated at the time such statements were first made. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results and outcomes to be materially, and adversely, different than those expressed in our forward-looking statements. For these reasons, readers should not place undue reliance on any such forward-looking statements. These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake, and expressly disclaim, any duty to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Income Statements

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenues	$1,133,358	$450,389	$2,001,294	$807,932

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	639,760	355,329	1,147,985	665,235
Depreciation, depletion and amortization	32,780	27,884	64,990	53,681
Accretion on asset retirement obligations	4,430	5,437	8,860	10,874
Change in fair value of coal derivatives and coal trading activities, net	1,877	8,762	17,396	9,290
Selling, general and administrative expenses	26,516	24,119	53,164	45,599
Other operating expense (income), net	5,238	(4,347)	1,799	(9,615)
	710,601	417,184	1,294,194	775,064

Income from operations	422,757	33,205	707,100	32,868

Interest expense, net
Interest expense	(5,138)	(2,941)	(12,185)	(7,069)
Interest and investment income	528	147	552	474
	(4,610)	(2,794)	(11,633)	(6,595)

Income before nonoperating expenses	418,147	30,411	695,467	26,273

Nonoperating expenses
Non-service related pension and postretirement benefit costs	(459)	(539)	(1,332)	(2,066)
Net loss resulting from early retirement of debt	(9,629)	-	(13,749)	-
	(10,088)	(539)	(15,081)	(2,066)

Income before income taxes	408,059	29,872	680,386	24,207
Provision for income taxes	496	2,006	951	2,383

Net income	$407,563	$27,866	$679,435	$21,824

Net income per common share
Basic earnings per share	$24.26	$1.82	$42.14	$1.43
Diluted earnings per share	$19.30	$1.66	$32.21	$1.31

Weighted average shares outstanding
Basic weighted average shares outstanding	16,801	15,294	16,124	15,289
Diluted weighted average shares outstanding	21,452	16,756	21,362	16,598

Dividends declared per common share	$8.11	$-	$8.36	$-

Adjusted EBITDA (A)	$459,967	$66,526	$780,950	$97,423

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$281,944	$325,194
Short-term investments	-	14,463
Restricted cash	1,100	1,101
Trade accounts receivable	457,883	324,304
Other receivables	12,847	8,271
Inventories	212,752	156,734
Other current assets	54,805	52,804
Total current assets	1,021,331	882,871

Property, plant and equipment, net	1,108,926	1,120,043

Other assets
Equity investments	16,786	15,403
Fund for asset retirement obligations	100,000	20,000
Other noncurrent assets	66,604	78,843
Total other assets	183,390	114,246
Total assets	$2,313,647	$2,117,160

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$165,143	$131,986
Accrued expenses and other current liabilities	191,125	167,304
Current maturities of debt	55,920	223,050
Total current liabilities	412,188	522,340
Long-term debt	127,107	337,623
Asset retirement obligations	194,249	192,672
Accrued pension benefits	591	1,300
Accrued postretirement benefits other than pension	74,300	73,565
Accrued workers’ compensation	222,289	224,105
Other noncurrent liabilities	94,215	81,689
Total liabilities	1,124,939	1,433,294

Stockholders' equity
Common Stock	286	255
Paid-in capital	774,144	784,356
Retained earnings	1,234,979	712,478
Treasury stock, at cost	(827,381)	(827,381)
Accumulated other comprehensive income	6,680	14,158
Total stockholders’ equity	1,188,708	683,866
Total liabilities and stockholders’ equity	$2,313,647	$2,117,160

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2022	2021
	(Unaudited)
Operating activities
Net income	$679,435	$21,824
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	64,990	53,681
Accretion on asset retirement obligations	8,860	10,874
Deferred income taxes	-	11
Employee stock-based compensation expense	14,552	8,498
Amortization relating to financing activities	1,130	3,110
Gain on disposals and divestitures, net	(697)	(413)
Reclamation work completed	(8,204)	(28,218)
Contribution to fund asset retirement obligations	(80,000)	-
Changes in:
Receivables	(138,155)	(49,568)
Inventories	(56,018)	(36,523)
Accounts payable, accrued expenses and other current liabilities	37,083	14,590
Income taxes, net	427	2,337
Coal derivative assets and liabilities, including margin account	17,710	381
Other	20,054	25,525
Cash provided by operating activities	561,167	26,109

Investing activities
Capital expenditures	(53,157)	(147,957)
Minimum royalty payments	(1,000)	(1,124)
Proceeds from disposals and divestitures	1,547	438
Proceeds from sales of short-term investments	14,450	68,986
Investments in and advances to affiliates, net	(4,027)	(1,114)
Cash used in investing activities	(42,187)	(80,771)

Financing activities
Payments on term loan due 2024	(272,288)	(1,500)
Proceeds from tax exempt bonds	-	44,985
Payments on convertible debt	(129,941)	-
Net payments on other debt	(19,939)	(18,795)
Debt financing costs	-	(1,537)
Dividends paid	(154,567)	-
Payments for taxes related to net share settlement of equity awards	(4,908)	(1,316)
Proceeds from warrants exercised	19,412	-
Cash (used in) provided by financing activities	(562,231)	21,837

Decrease in cash and cash equivalents, including restricted cash	(43,251)	(32,825)
Cash and cash equivalents, including restricted cash, beginning of period	326,295	193,445

Cash and cash equivalents, including restricted cash, end of period	$283,044	$160,620

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$281,944	$153,516
Restricted cash	1,100	7,104

	$283,044	$160,620

Arch Resources, Inc. and Subsidiaries
Schedule of Consolidated Debt
(In thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Term loan due 2024 ($8.0 million face value)	$8,002	$280,353
Tax exempt bonds ($98.1 million face value)	98,075	98,075
Convertible Debt ($30.0 million face value)	30,006	121,617
Other	50,931	70,836
Debt issuance costs	(3,987)	(10,208)
	183,027	560,673
Less: current maturities of debt	55,920	223,050
Long-term debt	$127,107	$337,623

Calculation of net (cash) debt
Total debt (excluding debt issuance costs)	$187,014	$570,881
Less liquid assets:
Cash and cash equivalents	281,944	325,194
Short term investments	-	14,463
	281,944	339,657
Net (cash) debt	$(94,930)	$231,224

Arch Resources, Inc. and Subsidiaries
Operational Performance
(In millions, except per ton data)

	Three Months Ended June 30, 2022		Three Months Ended March 31, 2022		Three Months Ended June 30, 2021
	(Unaudited)		(Unaudited)		(Unaudited)
Metallurgical
Tons Sold	2.1		1.5		2.0

Segment Sales	$605.3	$286.40	$394.3	$255.52	$180.1	$89.71
Segment Cash Cost of Sales	209.1	98.95	135.9	88.04	119.2	59.37
Segment Cash Margin	396.2	187.45	258.4	167.48	60.9	30.34

Thermal
Tons Sold	17.8		18.2		15.2

Segment Sales	$349.1	$19.62	$342.9	$18.85	$205.2	$13.50
Segment Cash Cost of Sales	257.7	14.48	244.3	13.43	165.3	10.88
Segment Cash Margin	91.4	5.14	98.6	5.42	39.9	2.62

Total Segment Cash Margin	$487.6		$357.1		$100.8

Selling, general and administrative expenses	(26.5)		(26.6)		(24.1)
Other	(1.2)		(9.4)		(10.1)

Adjusted EBITDA	$460.0		$321.0		$66.5

Arch Resources, Inc. and Subsidiaries
Reconciliation of NON-GAAP Measures
(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended June 30, 2022	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Condensed Consolidated Income Statements	$724,492	$408,866	$-	$1,133,358
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	17,385	-	17,385
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	-	-
Transportation costs	119,157	42,349	-	161,506
Non-GAAP Segment coal sales revenues	$605,335	$349,132	$-	$954,467
Tons sold	2,114	17,792
Coal sales per ton sold	$286.40	$19.62

Quarter ended March 31, 2022	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Condensed Consolidated Income Statements	$472,171	$395,765	$-	$867,936
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	9,074	-	9,074
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	(1)	(1)
Transportation costs	77,863	43,744	1	121,608
Non-GAAP Segment coal sales revenues	$394,308	$342,947	$-	$737,255
Tons sold	1,543	18,195
Coal sales per ton sold	$255.52	$18.85

Quarter ended June 30, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Condensed Consolidated Income Statements	$219,448	$230,759	$182	$450,389
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	651	-	651
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	181	181
Transportation costs	39,348	24,899	1	64,248
Non-GAAP Segment coal sales revenues	$180,100	$205,209	$-	$385,309
Tons sold	2,007	15,204
Coal sales per ton sold	$89.71	$13.50

Arch Resources, Inc. and Subsidiaries
Reconciliation of NON-GAAP Measures
(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended June 30, 2022	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Condensed Consolidated Income Statements	$328,302	$303,970	$7,487	$639,760
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	3,939	-	3,939
Transportation costs	119,157	42,349	-	161,506
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	4,331	4,331
Other (operating overhead, certain actuarial, etc.)	-	-	3,156	3,156
Non-GAAP Segment cash cost of coal sales	$209,145	$257,682	$-	$466,827
Tons sold	2,114	17,792
Cash cost per ton sold	$98.95	$14.48

Quarter ended March 31, 2022	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Condensed Consolidated Income Statements	$213,728	$288,084	$6,413	$508,225
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	$-	$27	$-	27
Transportation costs	77,863	43,744	1	121,608
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	3,704	3,704
Other (operating overhead, certain actuarial, etc.)	-	-	2,708	2,708
Non-GAAP Segment cash cost of coal sales	$135,865	$244,313	$-	$380,178
Tons sold	1,543	18,195
Cash cost per ton sold	$88.04	$13.43

Quarter ended June 30, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Condensed Consolidated Income Statements	$158,539	$190,245	$6,545	$355,329
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Transportation costs	39,348	24,899	1	64,248
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	4,354	4,354
Other (operating overhead, certain actuarial, etc.)	-	-	2,190	2,190
Non-GAAP Segment cash cost of coal sales	$119,191	$165,346	$-	$284,537
Tons sold	2,007	15,204
Cash cost per ton sold	$59.37	$10.88

Arch Resources, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net income	$407,563	$27,866	$679,435	$21,824
Provision for income taxes	496	2,006	951	2,383
Interest expense, net	4,610	2,794	11,633	6,595
Depreciation, depletion and amortization	32,780	27,884	64,990	53,681
Accretion on asset retirement obligations	4,430	5,437	8,860	10,874
Non-service related pension and postretirement benefit costs	459	539	1,332	2,066
Net loss resulting from early retirement of debt	9,629	-	13,749	-

Adjusted EBITDA	$459,967	$66,526	$780,950	$97,423
EBITDA from idled or otherwise disposed operations	3,957	3,997	6,348	7,563
Selling, general and administrative expenses	26,516	24,119	53,164	45,599
Other	(678)	8,376	8,804	7,111

Segment Adjusted EBITDA from coal operations	$489,762	$103,018	$849,266	$157,696

Segment Adjusted EBITDA
Metallurgical	396,426	61,246	655,430	102,843
Thermal	93,336	41,772	193,836	54,853

Total Segment Adjusted EBITDA	$489,762	$103,018	$849,266	$157,696

Discretionary cash flow

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
	(Unaudited)	(Unaudited)
Cash flow from operating activities	$268,228	$561,167
Less: Capital expenditures	(30,869)	(53,157)
Discretionary cash flow	$237,359	$508,010